EXHIBIT 3.2

BY-LAWS OF

VERMILION GOLD, INC.

I.  MEETINGS OF SHAREHOLDERS

1.

The regular annual meeting of the shareholders of this corporation for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held at the corporation’s office in Spokane, Washington, or at any other convenient place duly authorized by the Board of Directors on the first Tuesday in September of each year in accordance with the provisions of its Articles of Incorporation and the laws of the State of Washington, but if no such election is held on that day it may be held at any regular adjournment of the meeting or at a subsequent special meeting called in accordance with the provisions of the laws of the State of Washington.  The President, and in his absence, a Vice-President, shall call meetings of shareholders to order and shall act as chairman of such meetings.  The Secretary of the corporation shall act as Secretary of all meetings of the shareholders.

2.

The Board of Directors of this corporation may call a special meeting of shareholders at any time.  Upon receipt of written request of any shareholder or shareholders holding in the aggregate one-fifth of the voting power of all shareholders, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at the company’s office in Spokane, Washington, at such time as the Secretary may decide, not less than ten (10) nor more than thirty-five (35) days after the receipt of said request, and if the Secretary shall neglect or refuse to issue such a call, the shareholder or shareholders making the request may do so.  Except as otherwise provided by law, the notice of the time, place and purpose of every regular annual meeting and every special meeting of the shareholders shall be given by first class mail, postage prepaid, mailed at least ten (10) days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of the corporation.  If all the shareholders shall waive notice of a meeting, no such notice shall be required.  Any adjournment or adjournments of any annual or special meeting may be taken without new notice being given.

3.

A representation of the majority of the capital stock then outstanding, as shown by the books of the corporation shall be necessary for the transaction of business of the corporation at all meetings of the shareholders.  At any such meeting a representation by proxy, duly appointed, shall be permitted, provided that the designation of proxy be in writing and be filed with the Secretary of the corporation.

II.  DIRECTORS

1.

The directors of this corporation shall be elected at the annual meeting of the shareholders to hold office for one (1) year and until their successors are elected and have qualified.  The number of directors who shall manage the affairs of the corporation shall be not fewer than three (3), nor more than nine (9).  They may, or may not, be shareholders.  Vacancies in the Board of directors shall be filed by appointment by the remaining directors and any director so appointed shall hold office until his successor is elected and qualified.  The

2.

3.

shareholders may elect the successor at the next annual meeting or at any special meeting duly called for that purpose held prior thereto.  The meetings of the Board of Directors may be held at such place, whether in the State of Washington, or elsewhere, as a majority of the directors may from time to time appoint.  A regular meeting of the Board of Directors shall be held immediately after the annual meeting of the shareholders.  Special meetings of the Board of Directors may be called by the President whenever he deems it expedient or necessary.  Actual personal notice of any directors’ meeting shall be sufficient, or note thereof may be given by mailing the same by first class mail, postage prepaid, addressed to each director at his last known address, at least three (3) days before the meeting; provided, however hat if a majority of the directors are present, they may waive any and all notice of such meeting, and written waiver of such notice shall be sufficient.

4.

A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

III.  AUTHORITY OF DIRECTORS

The Board of Directors shall have power:

1.

To call meetings of the shareholders whenever they shall deem it necessary.

2.

To make rules and regulations not inconsistent with the laws of the State of Washington or the By-Laws or Articles of Incorporation of this corporation, for the guidance of the officers and the management of the corporation’s affairs.

3.

To declare dividends out of the surplus profits of the corporation as permitted by the laws of the State of Washington whenever they shall deem it expedient

4.

To incur such indebtedness as they may deem necessary, and to cause to be executed and delivered such obligations, securities, or mortgages therefore as may be deemed advisable.

5.

To purchase or otherwise acquire property, real or personal, on behalf of the corporation, and to pay for the same, and to pledge or mortgage the whole or any part of the property of the corporation for any lawful corporate purpose, and to sell, exchange, or otherwise dispose of the whole or any part of the corporate property in such manner and for such price, and upon such terms, as the Board of Directors may see fit, and to do everything necessary, proper and requisite for the carrying out of the objects and purposes of the corporation as set forth in the Articles of Incorporation thereof.

6.

To issue the stock of the corporation to the full amount thereof authorized by the Articles of Incorporation in such amount, to such persons, and for such consideration as from time to time shall be determined by the Board of Directors and as may be permitted by law.

IV.  OFFICERS

1.

The officers of this corporation shall consist of a President, one or more Vice-Presidents, Secretary, Treasurer, and such other officers or assistant officers as the Board of Directors may from time to time appoint.  Any two of the offices may be held by one and the same person, except the office of President, which shall not be combined with any other office.

2.

The President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors.  In the absence of the president, one of the Vice-Presidents shall perform his several duties.

3.

It shall be the duty of the Secretary to keep a record of all proceedings of the Board of Directors and of the shareholders, and of the corporation generally.  The Secretary shall keep a stock register as required by law, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

4.

It shall be the duty of the Treasurer to keep safely all moneys belonging to the corporation, and to disburse the same in such manner as may from time to time be prescribed by the Board of Directors.  At each meeting of the shareholders, or as often as the Board of Directors may direct, the Treasurer shall submit a complete statement of accounts, with appropriate statements and vouchers, for the information of the shareholders and of the Board of Directors.  He shall also cause to be kept a set of books, showing the assets of the corporation and all its liabilities, and other matters in detail.  He shall make such other reports and perform such other duties as shall be from time to time prescribed by the Board of Directors.

5.

The duties of the several officers other than as defined in the by-laws of the corporation shall be prescribed and defined from time to time by the Board of Directors.

V.  CAPITAL STOCK

1.

The President shall issue, or cause to be issued, to each shareholder, a certificate or certificates of capital stock executed by himself and countersigned by the Secretary, with the seal of the corporation affixed thereto, certifying the number of shares of stock of the corporation owned by said shareholder.

2.

Shares of stock of the corporation shall be transferred only upon its books by the holder or holders thereof in person, or by his or their duly authorized attorney or legal representative, who shall at such time surrender to the corporation the old certificate or certificates and receive new certificates in exchange therefore.  Surrendered certificates shall be cancelled at the time of such transfer.

3.

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, and advertise the same in such manner as the Board of Directors may require, shall give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in an amount to be determined by the Board of Directors, whereupon the President may cause to be issued a duplicate certificate of the same tenor as the one alleged to be lost or destroyed.

VI.  CONTRACTS AND CONVEYANCES

All contracts, deeds, negotiable instruments, and other instruments of like character which have first been approved by the Board of Directors, shall be signed by the president or any Vice-President, and/or the Secretary or an Assistant Secretary.  No contract by any officer of the corporation shall be valid without previous authorization or subsequent ratification of the Board of Directors.

VII.  AMENDMENTS

These by-laws may be altered or amended or repealed at any regular meeting of the shareholders or at any special meeting of the shareholders if notice of the proposed alteration or amendment or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the shares issued and outstanding and entitled to vote thereat.  By-laws, except by-laws fixing their number, qualifications, term of office or compensation, may be altered, amended or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting thereof, subject, however, to the power of the shareholders to change or repeal any such by-laws.

CERTIFICATE

I, ESTELLE H. DUVAL, do hereby certify that I am the Secretary of Vermilion Gold, Inc.; that the foregoing is a full, true and correct copy of the by-laws of said corporation adopted at the first meeting of the subscribers and incorporators held on the 14th day of April, 1961.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the corporation this 15th day of April, 1961.

/s/  Estelle H. Duval